As filed with the Securities and Exchange Commission on April 19, 2010
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Star Scientific, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4470 Cox Road, Suite 110, Glen Allen, VA 23060	52-1402131
(State or Other Jurisdiction of	(804) 527-1970	(I.R.S. Employer
Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including	Identification Number)
Area Code, of Registrant’s Principal Executive Offices)

Copy To:
Robert E. Pokusa Esq.	William P. O’Neill Esq.
General Counsel and Corporate Secretary	Brandon J. Bortner Esq.
Star Scientific, Inc.	Latham & Watkins LLP
7475 Wisconsin Avenue	555 Eleventh Street, N.W., Suite 1000
Bethesda, MD 20814	Washington, D.C. 20004
(301) 654-8300	(202) 637-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, par value $0.0001 per share	11,727,120	$1.96 (2)	$22,985,155.20	$1,638.84
Common Stock, par value $0.0001 per share, upon exercise of warrants	6,323,727 (3)	$1.50 (4)	$9,485,591.00	$676.32
	18,050,847		$32,470,746.20	$2,315.16

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated based upon the average of the high and low reported sales prices of Star Scientific, Inc’s common stock as reported on the Nasdaq Global Market on April 16, 2010, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Represents the maximum number of shares of common stock that the registrant expects could be issuable upon exercise of the Warrants.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the exercise price of the warrants of $1.50 per share.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 19, 2010
PROSPECTUS
Star Scientific, Inc.
18,050,847 Shares of Common Stock
     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 18,050,847 shares of common stock, $0.0001 par value per share, of Star Scientific, Inc., a Delaware corporation. Of this amount, 6,323,727 are issuable upon the exercise of warrants to purchase shares of our common stock that were sold by us in a series of private placements between March 5 and 12, 2010 in which we sold 11,727,120 shares of common stock and 6,323,727 warrants to purchase common stock. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders. We will, however, receive proceeds from any warrants exercised, which are exercisable for cash.
     The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 3 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
     Our common stock is traded on the Nasdaq Global Market under the symbol “CIGX.” On April 16, 2010, the closing price of one share of our common stock on the Nasdaq Global Market was $2.00 per share.
Investing in our securities involves risk. See “Risk Factors” beginning on page 1 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April      , 2010

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
     We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplements do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplements constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.
     References to “Star,” “we,” “our,” “our company” or “us” in this prospectus mean Star Scientific, Inc. and its consolidated subsidiaries, Star Tobacco, Inc. and Rock Creek Pharmaceuticals, Inc., unless the context suggests otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation, the challenges inherent in new product development initiatives, the uncertainties inherent in the progress of scientific research, our ability to raise additional capital in the future that is necessary to maintain our business, potential disputes concerning our intellectual property, risks associated with litigation regarding such intellectual property, uncertainties associated with the development, testing and regulatory approvals of our low-TSNA tobacco and related products, market acceptance of our new smokeless tobacco products, competition from companies with greater resources than us, our decision not to join the Master Settlement Agreement, and our dependence on key employees and on our strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with R.J. Reynolds Tobacco Company, Inc., and the impact of potential litigation, if initiated against or by individual states that have adopted the Master Settlement Agreement, which could be materially adverse to us.

i

     Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference.
     See an additional discussion under “Risk Factors” beginning on page 3 of this prospectus, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission, or SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY
     The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.
OUR COMPANY
     We are a technology-oriented company with a mission to reduce the harm associated with the use of tobacco at every level. We are primarily engaged in:
•	the development, implementation and licensing of our proprietary technology for the curing of tobacco so as to substantially prevent the formation of carcinogenic toxins present in tobacco and tobacco smoke, primarily the tobacco-specific nitrosamines, or TSNAs;

•	the manufacture, sales, marketing and/or development of very low-TSNA dissolvable smokeless tobacco products that carry enhanced warnings beyond those required by the Surgeon General, including ARIVA® compressed powdered tobacco cigalett® pieces and STONEWALL Hard Snuff® and “modified risk tobacco products,” as defined in the Family Smoking and Prevention Control Act of 2009, or the FDA Tobacco Act;

•	the development of pharmaceutical products, particularly products that have a botanical, tobacco-based component, that are designed to treat tobacco dependence and a range of neurological conditions, including Alzheimer’s disease, Parkinson’s disease, schizophrenia and depression; and

•	the development of non-nicotine nutraceutical products designed to assist individuals who have ceased using tobacco or who are in the process of stopping tobacco use maintain a balanced metabolism as well as related non-nicotine products that may be helpful to consumers in maintaining a healthy metabolism.
          Since the 1990s, we have sought to develop processes and products that significantly reduce the levels of toxins, principally TSNAs, in tobacco compared to traditional smoked and smokeless tobacco products. Our development of technology for reducing TSNA levels has lead to our focus on the development of tobacco-based pharmaceuticals products and non-nicotine nutraceuticals that we are pursuing through our Rock Creek subsidiary. Our significant experience in proprietary technology related to the development of tobacco products with reduced levels of toxins also has positioned us to seek the approval of a variant of our very-low smokeless tobacco products as “modified risk tobacco products” by the United States Food and Drug Administration, or FDA, under the FDA Tobacco Act. Given our long-term focus on reducing the levels of toxins in tobacco, we believe we are uniquely positioned to pursue a range of very-low TSNA smokeless tobacco products, non-nicotine nutraceuticals and tobacco-based pharmaceuticals that will further our mission to reduce the harm associated with tobacco use at all levels.
THE OFFERING
     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 18,050,847 shares of our company’s common stock, $0.0001 par value per share, which we refer to as the “Offering.” Of this amount, 6,323,727 shares of common stock are issuable upon exercise of warrants to purchase common stock sold by us between March 5 and 12, 2010, in a series of private placements that were exempt from the registration requirements of the federal and state securities laws, in which we sold to the selling stockholders an aggregate of 11,727,120 shares common stock, or the Shares, and 6,323,727 warrants to purchase common stock, or the Warrants. We collectively refer to this series of private placements as the “March 2010 Transactions.” Further information about the March 2010 Transactions can be found in our current reports on Form 8-K, which were filed with the SEC on March 5 and 15, 2010. We are also registering for resale any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.
March 2010 Transactions
     On March 5, 2010, in connection with the March 2010 Transactions, we entered into a Securities Purchase and Registration Rights Agreement, or the March 5 Agreement, with certain accredited investors that were previously issued warrants, or the March 5 Warrant Holders, exercisable into an aggregate amount of 3,649,007 shares of our company’s common stock at an exercise price of $3.50 per share, or the March 5 Prior Warrants. Pursuant to the March 5 Agreement, we agreed to issue and sell to the March 5 Warrant Holders 3,649,007 shares of our common stock in the aggregate, or the March 5 Shares, at $1.05 per share and to amend each of the March 5

Prior Warrants to adjust the exercise price thereof to $1.50 per share, or the March 5 Amended Warrants, for gross proceeds to our company of approximately $3,831,457. Other than the adjustment of the exercise price to $1.50 per share, the terms of the March 5 Amended Warrants are identical to terms of the March 5 Prior Warrants. The shares of our common stock underlying the March 5 Prior Warrants were previously registered for resale by our company.
     On March 9, 2010, we entered into a Securities Purchase and Registration Rights Agreement, or the March 9 Agreement, with certain accredited investors that were previously issued warrants, or the March 9 Warrant Holders, exercisable into an aggregate amount of 3,870,969 shares of our common stock at an exercise price of $2.00 per share, or the March 9 Prior Warrants. Pursuant to the March 9 Agreement, we agreed to issue and sell to the March 9 Warrant Holders 1,754,386 shares of our common stock in the aggregate, or the March 9 Shares, at $1.14 per share and to amend a portion of the March 9 Prior Warrants exercisable into 1,754,386 shares of our common stock in the aggregate to adjust the exercise price thereof to $1.50 per share, or the March 9 Amended Warrants, for gross proceeds to our company of approximately $2,000,000, which transaction we collectively refer to as the “First March 9 Offering.” Other than the adjustment of the exercise price from $2.00 to $1.50 per share, the terms of the March 9 Amended Warrants are identical to terms of the March 9 Prior Warrants. The shares of our common stock underlying the March 9 Prior Warrants were previously registered for resale by our company.
     On March 9, 2010, we also entered into a Securities Purchase Agreement and Registration Rights Agreement, or the Second March 9 Agreement, with certain accredited investors, or the March 9 Investors, including an executive officer of our company, or the Executive, to sell 6,757,506 shares of our common stock, or the Second March 9 Shares, at $1.14 per share and warrants to purchase an aggregate of 6,757,506 shares of our common stock at an exercise price of $1.50 per share, or the March 9 Warrants. We collectively refer to the Second March 9 Shares and the March 9 Warrants as the “March 9 Securities” and the offering effectuated by the Second March 9 Agreement as the “Second March 9 Offering.” In addition to purchasing his respective shares of our common stock for $1.14 per share, the Executive also paid our company $0.125 per March 9 Warrant purchased in the Second March 9 Offering for aggregate gross proceeds to our company of approximately $8,000,000. The March 9 Warrants are first exercisable six months after the closing of the Second March 9 Offering and expire five years after the date that the March 9 Warrants are first exercisable. The March 9 Warrants are also callable by our company if the price of our common stock exceeds $3.00 per share as quoted on an approved market for twenty consecutive trading days.
     On March 10, 2010, we also entered into a Securities Purchase Agreement and Registration Rights Agreement, or the March 10 Agreement, with an accredited investor, or the March 10 Investor, to sell 769,230 shares of our common stock, or the March 10 Shares, at $1.30 per share and warrants to purchase an aggregate of 769,230 shares of our common stock at an exercise price of $1.50 per share, or the March 10 Warrants, for gross proceeds to our company of approximately $1,000,000. We refer to the the offering effectuated by the March 10 Agreement as the “March 10 Offering.” The March 10 Warrants are first exercisable six months after the closing of the March 10 Offering and expire five years after the date that the March 10 Warrants are first exercisable. The March 10 Warrants are also callable by our company if the price of our common stock exceeds $3.00 per share as quoted on an approved market for twenty consecutive trading days.
     On March 12, 2010, our company and an investor in the Second March 9 Offering agreed to amend the Second March 9 Agreement only to reduce each of the number of March 9 Securities to be purchased by the investor to 1,754,385 from 4,385,965. We refer to this amendment of the Second March 9 Agreement as the “Amended Agreement.” After giving effect to the Amended Agreement, the Second March 9 Offering resulted in gross proceeds to the Company of approximately $5,000,000.
     On March 12, 2010, we also entered into a Securities Purchase Agreement and Registration Rights Agreement, or the March 12 Agreement, with an accredited investor, or the March 12 Investor, to sell 1,428,571 shares of our common stock, or the March 12 Shares, at $1.40 per share and warrants to purchase an aggregate of 1,428,571 shares of our common stock at an exercise price of $1.50 per share, or the March 12 Warrants, for gross proceeds to our company of approximately $2,000,000. We refer to the offering effectuated by the March 12 Agreement as the “March 12 Offering.” The March 12 Warrants are first exercisable six months after the closing of the March 12 Offering and expire five years after the date that the March 12 Warrants are first exercisable. The March 12 Warrants are also callable by our company if the price of our common stock exceeds $10.00 per share as quoted on an approved market for twenty consecutive trading days.
     Additionally, pursuant to the agreements set forth above, we agreed to register the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants. This prospectus covers the resale by the selling stockholders of up to 18,050,847 shares of our common stock, the aggregate number of shares of our common stock represented by the Shares and the shares of our common stock issuable upon the exercise of the Warrants. We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which the Shares and all of the shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the date when the Shares and all of the shares of common stock underlying the Warrants offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution.” On April 16, 2010, the last reported sale price of the common stock on the Nasdaq Global Market was $2.00 per share.
RISK FACTORS
     An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010 and as further updated by our subsequent Exchange Act filings we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. However, 6,323,727 shares of common stock offered by this prospectus are issuable in the future upon the exercise of common stock purchase warrants sold by us, which are exercisable for cash. If the warrants are fully exercised, we will receive aggregate cash gross proceeds of approximately $9,485,591. We expect to use the proceeds from the exercise of the warrants, if any, for general corporate purposes.
SELLING STOCKHOLDERS
     Throughout this prospectus, when we refer to: (i) the shares of our common stock being registered for resale on behalf of the selling stockholders, we are collectively referring to (a) the Shares, which represent the 11,727,120 newly issued shares of our common stock purchased by the selling stockholders in connection with the March 2010 Transactions, and (b) the shares of our common stock underlying the Warrants, which represent 6,323,727 shares of our common stock that may be purchased upon exercise by the selling stockholders of newly issued warrants purchased by the selling stockholder in connection with the March 2010 Transactions; and (ii) the Offering, we are referring to the selling stockholders’ resale of the Shares and the 6,323,727 shares of our common stock issuable upon exercise of the Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the purchasers in the March 2010 Transactions as identified in the table below.
     The March 2010 Transactions were exempt from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder. The March 2010 Transactions were made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, who represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Other than Jonnie R. Williams, our company’s chief executive officer, the selling stockholders have not had any position, office or material relationship with us within the past three years other than as stockholder. In satisfaction of our obligations under the agreements effectuating the March 2010 Transactions, the registration statement, of which this prospectus is a part, registers the resale of the Shares and the 6,323,727 shares of our common stock underlying the Warrants, in each case, acquired by the selling stockholders in the March 2010 Transactions.
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares of common stock subject to warrants or options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. In calculating the shares beneficially owned by the selling stockholders after the Offering, we have based our calculations on 119,403,888 shares of common stock, the number of shares of common stock deemed outstanding as of March 15, 2010.

     The following table sets forth the (i) name of the selling stockholders, (ii) number of shares beneficially owned by the selling stockholders prior to and after the Offering, (iii) number of shares that may be offered under this prospectus by the selling stockholders and (iv) percentage of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus, and assumes the sale of all the Shares and the full cash exercise of all the Warrants held by the selling stockholders for shares of our common stock. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by the selling stockholders in transactions exempt from the registration requirements of the Securities Act. Based on the information provided to us, (i) the selling stockholders purchased their portion of the Shares, Warrants and shares of our common stock issuable upon exercise of the Warrants, as applicable, for investment purposes and for their own account and not for resale or with a view towards distribution thereof and (ii) at the time of the purchase of the Shares and Warrants, the selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute the Shares, Warrants or any shares of common stock acquired upon the exercise of the Warrants.

	Shares of Common Stock				Shares Beneficially Owned
	Beneficially Owned Prior to the		Number of Shares		After the Offering(2)
Selling Stockholders(1)	Offering		Being Offered		Number	Percentage (%)
Jonnie R. Williams	18,519,660	(3)	4,743,082	(4)	13,776,578	11.5
Iroquois Master Fund Ltd.	8,738,874	(5)	3,649,007	(6)	5,089,867	4.1
Tradewinds Investment Management LP	17,573,867	(7)	1,754,386	(8)	15,819,481	12.8
John McKeon	1,754,385	(9)	3,508,770	(10)	—	—
Robert G. Roskamp	769,230	(11)	1,538,460	(12)	—	—
American Capital Management, LLC	1,428,571	(13)	2,857,142	(14)	—	—

(1)	Unless otherwise noted, the address for each of the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of our common stock as of March 15, 2010.

(3)	Includes 14,526,299 shares held by Mr. Williams, 625,000 shares that Mr. Williams has the right to acquire upon exercise of stock options and 2,268,361 shares held by his children or in trust for his children, of which he disclaims beneficial interest. Also includes 1,100,000 shares held by Regent Court of which Mr. Williams’ shares voting and investment power. Excludes 2,371,541 shares of common stock underlying the March 9 Warrants purchased by Mr. Williams because the March 9 Warrants are not currently exercisable nor will the March 9 Warrants become exercisable within 60 days from the date of this Prospectus.

(4)	Includes 2,371,541 shares of common stock issued to Mr. Williams and 2,371,541 shares of common stock underlying the March 9 Warrants, in each case, issued and sold to Mr. Williams pursuant to the Second March 9 Agreement.

(5)	Based solely on reported filings and representation from Iroquois Capital Management L.L.C., includes (i) 4,089,867 shares of common stock held by Iroquois Master Fund Ltd., (ii) 1,000,000 shares of common stock held by Iroquois Capital L.P., (iii) 2,649,007 shares of common stock issuable upon exercise of a warrant held by Iroquois Master Fund Ltd. and 1,000,000 shares of common stock issuable upon exercise of a warrant held by Iroquois Capital L.P. The address for these stockholders is c/o Iroquois Master Fund Ltd 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(6)	Includes 2,649,007 shares of common stock issued to Iroquois Master Fund Ltd. pursuant to the March 5 Agreement and 1,000,000 shares of common stock issued to Iroquois Capital, LP pursuant to the March 5 Agreement.

(7)	Includes 5,740,347, 3,540,323 and 4,357,528 shares of common stock held by Tradewinds Master Fund (BVI) Ltd., Feehan Partners, L.P. and P.V. Partners, L.P., respectively. Also includes an aggregate of 3,870,969 shares of common stock issuable upon the exercise of warrants ratably held by each of the before mentioned entities and an aggregate of 64,700 shares of common stock held in two individual retirement accounts for the benefit of Scott P. Peters. Robert W. Scannell is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of Feehan Partners, L.P. and has voting and investment power over each entity’s respective securities. Mr. Peters is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of P.V. Partners, L.P. and has voting and investment power over each entity’s respective securities. Tradewinds Master Fund (BVI) Ltd. is a business company organized in the British Virgin Islands. Tradewinds Investment Management,

L.P. is its investment manager pursuant to an investment management agreement over which Messrs. Scannell and Peters exercise voting and investment authority and control. Mr. Peters disclaims beneficial ownership of and receives no pecuniary interest from the securities held by Feehan Partners, L.P., which are held for the benefit of Mr. Scannell, and Mr. Scannell disclaims beneficial ownership of and receives no pecuniary interest from the securities held by P.V. Partners, L.P. and the securities held in Mr. Peters’ retirement accounts, in each case, which are held for the benefit of Mr. Peters. The address for these stockholders is c/o Tradewinds Investment Management, L.P. Three Harbor Drive, Suite 213, Sausalito, California 94965.

(8)	Includes 1,004,386, 250,000, and 500,000 shares of common stock issued to Tradewinds Master Fund (BVI), Ltd., Feehan Partners, LP, and PV Partners, LP, respectively, pursuant to the March 9 Agreement.

(9)	Includes 1,754,385 shares of common stock issued to Mr. McKeon pursuant to the Second March 9 Agreement, as amended, and excludes 1,754,385 shares of common stock underlying the March 9 Warrants purchased by Mr. McKeon because the March 9 Warrants are not currently exercisable nor will the March 9 Warrants become exercisable within 60 days from the date of this Prospectus.

(10)	Includes 1,754,385 shares of common stock issued to Mr. McKeon and 1,754,385 shares of common stock underlying the March 9 Warrants, in each case, issued and sold to Mr. McKeon pursuant to the Second March 9 Agreement, as amended.

(11)	Includes 769,230 shares of common stock issued to Mr. Roskamp pursuant to the March 10 Agreement and excludes 769,230 shares of common stock underlying the March 10 Warrants purchased by Mr. Roskamp because the March 10 Warrants are not currently exercisable nor will the March 10 Warrants become exercisable within 60 days from the date of this Prospectus.

(12)	Includes 769,230 shares of common stock issued to Mr. Roskamp and 769,230 shares of common stock underlying the March 10 Warrants, in each case, issued and sold to Mr. Roskamp pursuant to the March 10 Agreement.

(13)	Includes 1,428,571 shares of common stock issued to American Capital Management, LLC pursuant to the March 12 Agreement and excludes 1,428,571 shares of common stock underlying the March 12 Warrants purchased by American Capital Management, LLC because the March 12 Warrants are not currently exercisable nor will the March 12 Warrants become exercisable within 60 days from the date of this Prospectus.

(14)	Includes 1,428,571 shares of common stock issued to American Capital Management, LLC and 1,428,571 shares of common stock underlying the March 12 Warrants, in each case, issued and sold to American Capital LLC pursuant to the March 12 Agreement.
PLAN OF DISTRIBUTION
     The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares and shares of common stock issuable upon the exercise of the Warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the Shares or shares of common stock issuable upon exercise of the Warrants:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
     The selling stockholders may from time to time pledge or grant a security interest in some or all the shares of common stock respectively owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholders that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which all of the Shares and shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the date when all of the Shares and shares of common stock underlying the Warrants offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this Offering.
     We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus has been passed upon for us by Robert E. Pokusa Esq., General Counsel and Secretary of the Company. Mr. Pokusa is the beneficial holder of 489,199 shares of our common stock.
EXPERTS
     Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 2009, filed on March 16, 2010, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
     We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010;

•	our Current Reports on Form 8-K, filed on January 28, 2010, March 5, 2010 and March 15, 2010; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A12B/A, filed on June 21, 2001.
     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the Offering (other than any information that is not deemed filed under the Exchange Act). To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.
     To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Star Scientific, Inc., Attention: Investor Relations, 4470 Cox Road, Suite 110, Glen Allen, VA 23060 (telephone number is (804) 527-1970). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference into, or is deemed to be incorporated by reference into, this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. You may also view our filings with the SEC on our internet site at www.starscientific.com. The information on our website is not incorporated by reference into this prospectus.
     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.
     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

STAR SCIENTIFIC, INC.
18,050,847 SHARES OF COMMON STOCK
PROSPECTUS
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any date other than the date on the front of the relevant document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the shares of common stock being registered. All of the amounts shown are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$2,315.16
*Legal Fees and Expenses	$2,500.00
*Accounting Fees and Expenses	$2,500.00
*Miscellaneous Expenses	$500.00

*Total	$7,815.16

*	Estimated
ITEM 15. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.
     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.
     Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Our Fifth Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. Our Amended and Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.
     We have entered into indemnification agreements with substantially all of our officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.
ITEM 16. EXHIBITS.
     A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
ITEM 17. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1) (ii) above may be contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Henrico, of the Commonwealth of Virginia, on this 19th day of April, 2010.

STAR SCIENTIFIC, INC.
By:	/S/ JONNIE R. WILLIAMS
Jonnie R. Williams
Chief Executive Officer

     Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Jonnie R. Williams, Paul L. Perito and Robert E. Pokusa, or any of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Jonnie R. Williams Jonnie R. Williams	Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2010

/s/ Paul L. Perito Paul L. Perito	Chairman of the Board, President and Chief Operating Officer	April 19, 2010

/s/ Park A. Dodd III Park A. Dodd III	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 19, 2010

/s/ Christopher C. Chapman Christopher C. Chapman	Director	April 19, 2010

/s/ Neil L. Chayet Neil L. Chayet	Director	April 19, 2010

/s/ Leo S. Tonkin Leo S. Tonkin	Director	April 19, 2010

/s/ Alan Weichselbaum Alan Weichselbaum	Director	April 19, 2010

EXHIBIT INDEX

Number	Exhibit
4.1	Specimen Stock Certificate for shares of common stock, par value $0.0001(1)

4.2	Securities Purchase and Registration Rights Agreement, dated March 5, 2010, by and between Star Scientific, Inc. and the several Investors party thereto. (2)

4.3	Securities Purchase and Registration Rights Agreement, dated March 9, 2010, by and between Star Scientific, Inc. and the several Investors party thereto. (3)

4.4	Securities Purchase and Registration Rights Agreement, dated March 9, 2010, by and between Star Scientific, Inc. and the several Investors party thereto, including the form of Warrant attached as Exhibit A thereon. (4)

4.5	Securities Purchase and Registration Rights Agreement, dated March 10, 2010, by and between Star Scientific, Inc. and the Investor party thereto, including the form of Warrant attached as Exhibit A thereon. (5)

4.6	Amended Securities Purchase and Registration Rights Agreement, dated March 12, 2010, by and between Star Scientific, Inc. and the Investor party thereto. (6)

4.7	Securities Purchase and Registration Rights Agreement, dated March 12, 2010, by and between Star Scientific, Inc. and the Investor party thereto, including the form of Warrant attached as Exhibit A thereon. (7)

5.1	Opinion of Robert E. Pokusa Esq. as to the legality of the securities being offered

23.1	Consent of Robert E. Pokusa Esq. (contained in Exhibit 5.1)

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.

24.1	Powers of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to Exhibit 4.3 to our company’s Registration Statement on Form S-3 filed on April 28, 2005.

(2)	Incorporated by reference to Exhibit 10.1 to our company’s Current Report on Form 8-K filed on March 5, 2010.

(3)	Incorporated by reference to Exhibit 10.64 to our company’s Annual Report on Form 10-K filed on March 16, 2010.

(4)	Incorporated by reference to Exhibit 10.71 to our company’s Annual Report on Form 10-K filed on March 16, 2010.

(5)	Incorporated by reference to Exhibit 10.72 to our company’s Annual Report on Form 10-K filed on March 16, 2010.

(6)	Incorporated by reference to Exhibit 10.73 to our company’s Annual Report on Form 10-K filed on March 16, 2010.

(7)	Incorporated by reference to Exhibit 10.74 to our company’s Annual Report on Form 10-K filed on March 16, 2010.